Exhibit 99.1

Exelis Reports Solid First-Quarter 2012 Financial Results Driven by Growth in Revenue and Operating Margin; Reaffirms 2012 Full-Year Outlook

  First-quarter revenue of $1.4 billion was up 6 percent compared to same period in 2011
  Company secures new international product orders, extends several key service contracts

MCLEAN, Va.--(BUSINESS WIRE)--May 4, 2012--ITT Exelis (NYSE: XLS) today reported 2012 first quarter revenue of $1.4 billion, a 6 percent increase over the same previous-year period. Net income was $70 million, down 15 percent from the first quarter of 2011, due in part to costs associated with the company’s recent spinoff from ITT Corporation. Adjusted operating income grew 29 percent, to $151 million, and adjusted operating margin improved to 10.6 percent from 8.7 percent in the first quarter of the previous year. Adjusted earnings were $0.47 per share, up 4 percent from the same period in 2011.

The company secured several strategic international product contracts during the first quarter, including: aircraft weapons release equipment to Saudi Arabia, night vision goggles to the United Kingdom and radiation detection sensors to Japan. Exelis also signed a memorandum of understanding with technology company Tata Advanced Systems, Limited to assemble and sell night vision equipment in India. The company was successful in retaining or extending several large U.S. military services contracts, including Operations Maintenance and Supply-Europe (OPMAS-E) which was re-awarded to Exelis and is potentially worth as much as $160 million in revenue with all options exercised.

During the quarter, Exelis completed the acquisition of Applied Kilovolts Group Holdings, Limited, a leading provider of precision high voltage power supplies for medical, scientific, pharmaceutical and food safety instruments. The acquisition supports a key growth strategy for the company, enabling the expansion of its position as a leading provider of geospatial solutions from sensors to decisions, in this case, as a supplier of key components for the high-growth medical and scientific instrumentation market.

“Despite continued challenges in the U.S. defense market, Exelis delivered solid results in the first quarter of 2012, while advancing critical technologies, adding new capabilities to our business portfolio and managing our pension,” said Dave Melcher, Chief Executive Officer and President of Exelis. “We also capitalized on several key international product sales opportunities and are excited to continue serving our valued customers through extensions and recompetes on several service contract programs.”

Segment Results

C4ISR Electronics and Systems

C4ISR Electronics and Systems first-quarter 2012 revenue was $653 million, down 5 percent from the same period in 2011, due to expected declines in sales of radios, jammers and domestic night vision equipment, partially offset by increased sales of upgrade kits to the installed base of CREW jammers. C4ISR Electronics and Systems first-quarter adjusted operating income rose to $99 million, 22 percent higher than the first-quarter of 2011, driven by benefits from restructuring and decreased pension expenses.

Information and Technical Services

Information and Technical Services first-quarter 2012 revenue was $768 million, 16 percent higher than the same period in 2011, due to several large services contracts reaching full operational tempo. First-quarter adjusted operating income for the segment was $52 million, up 44 percent over the first quarter of 2011, primarily due to program productivity and decreased pension expenses.

2012 Guidance

The company confirms its guidance for full-year 2012. Full-year 2012 revenue is expected to be $5.4 billion to $5.5 billion, a decrease of 7 percent from 2011. Full-year adjusted operating margin is expected to be 10.6 percent to 10.8 percent, an increase of 60 to 80 basis points year-over-year. Adjusted earnings are expected in the range of $1.80 to $1.86 per share, down 8 percent from 2011. The company notes that forward-looking statements of future performance made in this release are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including those factors set forth in the Safe Harbor Statement below.

Investor Call Today

Exelis senior management will host a conference call for investors today at 10 a.m. Eastern Daylight Time to review first-quarter 2012 results and answer questions. The briefing can be monitored live via webcast at the following address on the company's website: www.exelisinc.com/investors.

About ITT Exelis

Exelis is a diversified, top-tier global aerospace, defense and information solutions company with strong positions in enduring and emerging global markets. Exelis is a leader in networked communications, sensing and surveillance, electronic warfare, navigation, air traffic solutions and information systems with growing positions in cyber security, composite aerostructures, logistics and technical services. The company has a 50-year legacy of innovation and technology expertise, partnering with customers worldwide to deliver affordable, mission-critical products and services for managing global threats, conflicts and complexities. Headquartered in McLean, Va., the company employs about 20,500 people and generated 2011 sales of $5.8 billion. www.exelisinc.com

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the “Act”): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the separation of the company from ITT Corporation, the terms and the effect of the separation, the nature and impact of such a separation, capitalization of the company, future strategic plans and other statements that describe the company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include, but are not limited to:

  Our dependence on the defense industry and the business risks peculiar to that industry, including changing priorities or reductions in the U.S. Government or international defense budgets;
  Government regulations and compliance therewith, including changes to the Department of Defense procurement process;
  Our international operations, including sales to foreign customers;
  Competition, industry capacity and production rates;
  Misconduct of our employees, subcontractors, agents and business partners;
  The level of returns on postretirement benefit plan assets and potential employee benefit plan contributions and other employment and pension matters;
  Changes in interest rates and other factors that affect earnings and cash flows;
  The mix of our contracts and programs, our performance, and our ability to control costs;
  Governmental investigations;
  Our level of indebtedness and our ability to make payments on or service our indebtedness;
  Subcontractor performance;
  Economic and capital markets conditions;
  The availability and pricing of raw materials and components;
  Ability to retain and recruit qualified personnel;
  Protection of intellectual property rights;
  Changes in technology;
  Contingencies related to actual or alleged environmental contamination, claims and concerns;
  Security breaches and other disruptions to our information technology and operations; and
  Unanticipated changes in our tax provisions or exposure to additional income tax liabilities.

In addition, there are risks and uncertainties relating to the separation including whether those transactions will result in any tax liability, the operational and financial profile of the company or any of its businesses after giving effect to the separation, and the ability of the company to operate as an independent entity.

The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in the Exelis Inc. Form 10-K for the fiscal year ended December 31, 2011, and those described from time to time in our future reports filed with the Securities and Exchange Commission.

Exelis Inc.
Consolidated and Combined Statements of Operations
(unaudited)

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)	Three Months Ended March 31,
	2012	2011
Product revenue	$653	$683
Service revenue	768	661
Total revenue	1,421	1,344
Cost of product and service revenue
Costs of product revenue	461	484
Costs of service revenue	674	581
Selling, general and administrative expenses	133	140
Research and development expenses	14	21
Restructuring charges, net	1	4
Operating income	138	114
Interest expense, net	9	—
Other expense (income), net	8	(10)
Income from continuing operations before income tax expense	121	124
Income tax expense	51	42
Net income	$70	$82
Earnings Per Share
Basic
Net income	$0.38	$0.44
Diluted
Net income	$0.37	$0.44
Weighted average common shares – basic	186.6	186.2
Weighted average common shares – diluted	187.5	187.1
Cash dividends declared per common share	$0.10	—

Exelis Inc.
Consolidated and Combined Balance Sheets
(unaudited)

(IN MILLIONS)	March 31,	December 31,
	2012	2011
Assets
Current assets
Cash and cash equivalents	$208	$116
Receivables, net	1,286	1,061
Inventories, net	336	337
Deferred tax asset	71	106
Other current assets	57	49
Total current assets	1,958	1,669
Plant, property and equipment, net	497	494
Goodwill	2,154	2,154
Other intangible assets, net	202	211
Deferred tax asset	473	507
Other non-current assets	65	64
Total non-current assets	3,391	3,430
Total assets	$5,349	$5,099
Liabilities and Shareholders' Equity
Current liabilities
Short-term debt	$410	$—
Accounts payable	462	447
Advance payments and billings in excess of costs	388	378
Compensation and other employee benefits	162	250
Other accrued liabilities	224	199
Total current liabilities	1,646	1,274
Postretirement benefit plans	1,938	2,149
Long-term debt	649	649
Deferred tax liability	1	1
Other non-current liabilities	135	133
Total non-current liabilities	2,723	2,932
Total liabilities	4,369	4,206
Commitments and contingencies
Shareholders' equity
Common stock	2	2
Additional paid-in capital	2,542	2,523
Retained earnings	73	23
Accumulated other comprehensive loss	(1,637)	(1,655)
Total shareholders' equity	980	893
Total liabilities and shareholders' equity	$5,349	$5,099

Exelis Inc.
Consolidated and Combined Statements of Cash Flows
(unaudited)

(IN MILLIONS)	Three Months Ended March 31,
	2012	2011
Operating activities
Net income	$70	$82
Adjustments to reconcile net income to cash (use in) provided by operating activities:
Depreciation and amortization	30	34
Stock-based compensation	5	2
Restructuring charges, net	1	4
Payments for restructuring	(8)	(9)
Postretirement benefit plans expense	12	2
Postretirement benefit plans payments	(197)	(5)
Change in assets and liabilities
Change in receivables	(225)	(49)
Change in inventories	1	(62)
Change in other assets	(11)	(19)
Change in accounts payable	15	22
Change in advance payments and billings in excess of costs	10	44
Change in deferred taxes	69	50
Change in other liabilities	(66)	(69)
Other, net	(4)	(2)
Net cash (used in) provided by operating activities	(298)	25
Investing activities
Capital expenditures	(24)	(13)
Proceeds from the sale of assets	1	2
Acquisitions, net of cash acquired	—	(1)
Other, net	2	—
Net cash used in investing activities	(21)	(12)
Financing activities
Short-term borrowing under credit facility, net	145	—
Proceeds from commercial paper, net	265	—
Dividend paid	(19)	—
Proceeds from the exercise of options	13	—
Transfers to parent, net	—	(20)
Other, net	2	—
Net cash provided by (used in) financing activities	406	(20)
Exchange rate effects on cash and cash equivalents	5	—
Net change in cash and cash equivalents	92	(7)
Cash and cash equivalents – beginning of year	116	18
Cash and cash equivalents – end of year	$208	$11

Key Performance Indicators and Non-GAAP Measures

Management reviews key performance indicators including revenue, segment operating income and margins, orders growth, and backlog, among other metrics on a regular basis. In addition, we consider certain additional measures to be useful to management and investors evaluating our operating performance for the periods presented, and provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including, but not limited to, acquisitions, and debt repayment. These metrics, however, are not measures of financial performance under accounting principles generally accepted in the United States of America (GAAP) and should not be considered a substitute for sales, operating income, income from continuing operations, or net cash from continuing operations as determined in accordance with GAAP. We consider the following non-GAAP measure, which may not be comparable to similarly titled measures reported by other companies, to be a key performance indicator:

“adjusted net income” defined as net income, adjusted to exclude items that include, but are not limited to significant charges or credits that impact current results, but are not related to our ongoing operations, unusual and infrequent non-operating items and non-operating tax settlements or adjustments. A reconciliation of adjusted net income is provided below.

“segment adjusted operating income” defined as operating income of our two segments, adjusted to exclude items that include, but are not limited to significant charges or credits that impact current results, but are not related to our ongoing operations, unusual and infrequent non-operating items and non-operating tax settlements or adjustments. A reconciliation of segment operating income is provided below.

“segment adjusted operating margin” defined as segment operating income as defined above, divided by revenue. A reconciliation of segment operating margin is provided below.

“Free cash flow” defined as GAAP cash from operations, less capital expenditures. This metric does not include dividend payments.

Exelis Inc.
Reported v. Adjusted Net Income and Adjusted EPS
First Quarter of 2012 and 2011
(in $ millions, except per share amounts)

($ million, except per share)	Q1 2012	Q1 2011
Net Income	$70	$82

Separation Costs, net of tax	14	2
Separation Related Tax Items	4	-
Adjusted Net Income	88	84

Net Income per fully diluted share	$0.37	$0.44
Adjusted Net Income per fully diluted share	$0.47	$0.45

Weighted Average Shares Outstanding, Diluted	187.5	187.1

Exelis Inc.
Reported v. Adjusted Segment Operating Income and Operating Margin
First Quarter of 2012 and 2011
(in $ millions)

	Q1 2012	Q1 2011
Sales	1,421	1,344
C4ISR	653	685
I&TS	768	663
Eliminations	-	(4)

Segment Operating Income, As Reported	138	114
C4ISR	91	79
I&TS	47	35

Separation Costs	13	3
C4ISR	8	2
I&TS	5	1

Segment Operating Income, Adjusted	151	117
C4ISR	99	81
I&TS	52	36

Segment Operating Margin, As Reported
C4ISR	13.9%	11.5%
I&TS	6.1%	5.3%

Segment Operating Margin, Adjusted
C4ISR	15.2%	11.8%
I&TS	6.8%	5.4%

Operating Margin, As Reported	9.7%	8.5%
Operating Margin, Adjusted	10.6%	8.7%

Exelis Inc.
First Quarter 2012 Free Cash Flow
($ million)

Q1 2012
Cash flow From Operating Activities	(298)
Subtract
Capital Expenditures	(24)

Free Cash Flow	(322)

Add:
Separation Costs, net of tax	14
Seperation related tax items	4

Free Cash Flow, as Adjusted	(304)

CONTACT:
ITT Exelis
Investors
Katy Herr, 703-790-6376
Katy.Herr@exelisinc.com
or
Media
B.J. Talley, 703-790-6349
William.Talley@exelisinc.com